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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 28, 2014

Dear Stockholder:

        You are invited to attend the 2014 annual meeting of stockholders of The Howard Hughes Corporation. The meeting will be held at 9:00 a.m., local time, on Wednesday, May 14, 2014, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

        Information about the meeting is presented in the following notice of annual meeting of stockholders and proxy statement. The notice is followed by general information regarding our annual meeting in a question-and-answer format. We hope that you will be able to attend the annual meeting.

        It is important that your shares be voted at the meeting in accordance with your preference. Whether or not you plan to attend the meeting, please sign, date and return your proxy card or vote using the available internet or telephone voting procedures.

        We look forward to seeing you at the meeting.

Sincerely,
William A. Ackman Chairman of the Board of Directors

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2014

        The 2014 annual meeting of stockholders of The Howard Hughes Corporation (the "Company") will be held at 9:00 a.m., local time, on Wednesday, May 14, 2014, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240. The meeting will be held for the following purposes:

  1.
  to elect ten directors to hold office until the 2015 annual meeting of stockholders;

  2.
  to conduct an advisory vote on executive compensation;

  3.
  to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014; and

  4.
  to transact such other business as may properly come before the annual meeting.

        Only stockholders of record as of the close of business on March 18, 2014 are entitled to notice of, and to vote at, the annual meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, please vote by signing, dating and promptly returning your proxy card or by using the available internet or telephone voting procedures. If you hold shares in an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Peter F. Riley Senior Vice President, Secretary and General Counsel
March 28, 2014 Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014.

The Company's Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to stockholders are available on the internet at www.proxyvote.com.

i

THE HOWARD HUGHES CORPORATION
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 14, 2014

 QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT
AND THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), The Howard Hughes Corporation (the "Company") has elected to provide access to its proxy materials over the internet or, upon your request, through the mail. These materials are being provided in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's 2014 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting"). Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the "Notice") on or about March 28, 2014 to stockholders entitled to notice of and to vote at the meeting.

        All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet.

        You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, May 14, 2014, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  view the Company's proxy materials for the Annual Meeting on the internet; and

  •
  instruct the Company to send future proxy materials to you electronically by email.

        The Company's proxy materials are also available on the Company's website at www.howardhughes.com.

        If you previously elected to access your proxy materials over the internet, you will not receive a Notice or printed proxy materials in the mail. Instead you have received an email with a link to the proxy materials and voting instructions.

        Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

        The proxy materials include:

  •
  the Company's Notice of the Annual Meeting;

  •
  this proxy statement for the Annual Meeting; and

  •
  the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 27, 2014 (the "2013 Form 10-K").

        If you requested printed versions of these materials by mail, the proxy materials will also include a proxy card (for stockholders of record) or voting instruction form (for beneficial owners) for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of the Company's common stock at the close of business on March 18, 2014, are entitled to receive notice of and to vote their shares at the Annual Meeting. On March 18, 2014, there were 39,576,344 shares of Company common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record". If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner" . As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

What will the stockholders vote on at the annual meeting?

        The stockholders will be asked to vote on the following proposals:

  •
  the election of the ten nominees named in this proxy statement as directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal No. 1);

  •
  a non-binding advisory vote approving the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption "Executive Compensation" (Proposal No. 2);

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2014 (Proposal No. 3); and

  •
  any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

What are the Board's voting recommendations?

        The Board recommends that you vote as follows:

  •
  FOR each of the nominees to the Board (Proposal No. 1);

  •
  FOR the advisory vote on executive compensation (Proposal No. 2);

  •
  FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014 (Proposal No. 3).

        As of the date this proxy statement was mailed, we did not know of any other matters to be raised at the Annual Meeting.

        If you return your signed and completed proxy card or vote by internet or telephone and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board will have the discretion to vote for you.

How do I vote?

        You may vote using any of the following methods:

  •
  By internet or telephone

    If you are a stockholder of record, you will need the control number included on your Notice or in the email that you receive to access the proxy statement and annual report. Follow the instructions to vote your shares electronically on the internet or by calling the toll-free number provided to you.

    If you are a beneficial owner of shares, you may vote your shares electronically on the internet by following the instructions sent to you by your broker, bank or other holder of record or by calling the toll-free number provided to you.

  •
  By mail

    If you are a stockholder of record, you may request from us, by following the instructions on your Notice or in the email that you received, printed copies of the proxy statement and annual report, which will include a proxy card.

    If you are a beneficial owner of shares, follow the instructions from your broker, bank or other holder of record to request copies of the proxy statement and annual report, which will include a voting instruction form. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the manner instructed.

  •
  In person at the Annual Meeting

        All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

        Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 13, 2014. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting methods. Your vote is important. Your timely response can save us the expense of attempting to contact you again.

 What can I do if I change my mind after I submit my proxy?

        If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

  •
  delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

  •
  timely delivering a new later-dated proxy using one of the methods described above; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

        If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instructions, then your shares are likely registered in more than one name with the Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all of your shares are voted.

What happens if I do not give specific voting instructions?

        All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange, they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

        Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors, the advisory vote on executive compensation and other matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

        A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the Annual Meeting?

        The Annual Meeting is open to all holders of the Company's common stock. Each stockholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcase or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

        Yes, you will need an admission ticket or proof of ownership of the Company's common stock to enter the meeting. If your shares are registered in your name and you have elected to receive paper copies of the proxy materials, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker, bank or other nominee or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

        IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN COMPANY COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal		Vote Necessary to Approve Proposals	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1—	Election of Directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	Abstentions and broker non-votes are not considered votes cast
No. 2—	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will be considered votes cast against the matter and broker non-votes are not considered votes cast
No. 3—	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting	Yes	Abstentions will be considered votes cast against the matter

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance and Risk Management

        The Board has adopted the following policies to serve as the governing framework of the Company:

  •
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  •
  a code of business conduct and ethics applicable to the Company's directors;

  •
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  •
  written charters for its audit committee, compensation committee, nominating and corporate governance committee and risk committee.

        The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the Investors tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive offices.

        The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or NYSE corporate governance requirements.

        The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance independent of that of the Company's management and to better perform the Board's monitoring and evaluation functions. Presently, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

        The Board has established a policy that its non-management directors meet in executive session, without members of management present at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes directors that are not independent, at least one executive session each year will include only independent directors.

        The Company believes the foregoing policies and practices, when combined with the Company's other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

        The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In 2012, the Board established the risk committee. The risk committee assists the Board with the formulation of risk strategies and oversees the development and implementation of the Company's enterprise risk management program (the "ERM Program"), which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. While the Board maintains oversight responsibility for risk management, the Board's other standing committees support the Board and risk committee by regularly addressing various risks in their respective areas of oversight. Specifically, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The compensation committee considers and evaluates whether the Company's compensation structure establishes appropriate incentives for executives and other employees of the Company, including whether the Company's compensation policies and practices for its executives and employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance, succession planning and emergency procedures. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

Director Independence

        NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber, Mr. Krow, Mr. Model, Mr. Sellers, Mr. Shepsman, Mr. Tansky and Ms. Tighe, is independent under the NYSE independence standards. Mr. Weinreb is not independent because he is an employee of the Company.

Director Nominations

        Qualifications.    The nominating and corporate governance committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The nominating and corporate governance committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

        While the nominating and corporate governance committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, financial reporting, risk management and/or business strategy. Under our Diversity Policy, the nominating and corporate governance committee also considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the nominating and corporate governance committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin. The Diversity Policy was adopted by the nominating and corporate governance committee on October 12, 2011, and its effectiveness will be evaluated from time to time.

        Stockholder Recommendations.    The nominating and corporate governance committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the nominating and corporate governance committee.

        To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:

  •
  as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  •
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all direct and indirect compensation between the company and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

For information regarding when notice must be received to be considered timely, see "Stockholder Proposals for 2015 Annual Meeting of Stockholders".

Communications with the Board

        Any stockholder and other interested party may communicate with the Board, any Board committee, the non-management directors or any other individual director. All written communications must identify the recipient and the author and be sent by certified mail to: The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary. The Corporate Secretary will act as agent for the directors in facilitating these communications.

Codes of Business Conduct and Ethics

        The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the Investors tab as required by applicable law.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

        Nine of our current ten members are non-management directors. Under the Company's amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. Currently, William Ackman is the Chairman of the Board.

        Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of six meetings in 2013. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2013. All the directors then in office attended our 2013 annual meeting of stockholders.

 Board Committees

        The Board has five standing committees: audit committee, compensation committee, nominating and corporate governance committee, retail and design committee and risk committee, each of which is described below. Each committee operates under a written charter adopted by the Board, with the exception of the retail and design committee, whose responsibilities were set forth in resolutions adopted by the Board. The table below sets forth the current composition of Board committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Retail and Design Committee	Risk Committee
William Ackman		✓
Adam Flatto			✓	✓ (Chair)
Jeffrey Furber			✓ (Chair)
Gary Krow	✓	✓ (Chair)
Allen Model	✓		✓		✓ (Chair)
R. Scot Sellers		✓	✓		✓
Steven Shepsman	✓ (Chair)		✓		✓
Burton Tansky		✓		✓
Mary Ann Tighe		✓		✓

Audit Committee

        The audit committee oversees the Company's accounting and financial reporting processes and the audits of the Company's financial statements. The functions and responsibilities of the audit committee include:

  •
  appointing, retaining and replacing the independent registered public accounting firm;

  •
  managing and overseeing the work of the independent registered public accounting firm;

  •
  pre-approving all auditing services, internal control related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters;

  •
  reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm the Company's major financial and accounting risk exposures;

  •
  overseeing the internal audit function;

  •
  overseeing compliance with applicable legal and regulatory requirements;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  reviewing the adequacy of the audit committee charter on an annual basis.

        The audit committee held eight meetings in 2013. The Company's independent registered public accounting firm reports directly to the audit committee. Each member of the audit committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the audit committee is "independent" as defined by NYSE corporate governance standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that

Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the SEC.

Compensation Committee

        The compensation committee establishes, administers and reviews the Company's policies, programs and procedures for compensating its executive officers and the Board. The functions and responsibilities of the compensation committee include:

  •
  evaluating the performance of and determining the compensation for the Company's executive officers, including its Chief Executive Officer;

  •
  reviewing, approving and recommending to the Board the Company's incentive plans;

  •
  reviewing and approving employment and other contracts relating to compensation with the Company's executive officers;

  •
  reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation;

  •
  reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual reports or proxy statement; and

  •
  reviewing the adequacy of the compensation committee charter on an annual basis.

        The compensation committee held six meetings in 2013. The Board has determined that each member of the compensation committee is "independent" as defined by NYSE corporate governance standards.

Nominating and Corporate Governance Committee

        The functions and responsibilities of the nominating and corporate governance committee include:

  •
  developing and recommending corporate governance guidelines applicable to the Board and the Company's employees;

  •
  developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates;

  •
  identifying and recommending individuals qualified to be directors;

  •
  reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent;

  •
  recommending committee composition and assignments; and

  •
  reviewing the adequacy of the nominating and corporate governance committee charter on an annual basis.

        The nominating and corporate governance committee held four meetings in 2013. The Board has determined that each member of the nominating and corporate governance committee is "independent" as defined by NYSE corporate governance standards.

Retail and Design Committee

        The functions and responsibilities of the retail and design committee include:

  •
  approving policies, principles, guidelines, goals, parameters and objectives applicable to retail properties;

  •
  evaluating and overseeing the implementation of the Company's development and leasing strategies for retail properties, which will include the evaluation of tenants, proposals, projects under development, local market conditions, industry trends and regulatory issues and other factors likely to influence the Company's management of retail properties; and

  •
  providing feedback regarding major decision points in connection with the Company's development and leasing strategies for retail properties.

        The retail and design committee held one meeting in 2013.

Risk Committee

        The risk committee oversees all aspects of the ERM Program and the efforts of management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The functions and responsibilities of the risk committee include:

  •
  assessing and evaluating critical risks;

  •
  approving the Company's enterprise wide, risk management framework;

  •
  reviewing policies and procedures established and implemented by management in furtherance of understanding general enterprise and related business risk inherent in the Company's business;

  •
  providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks;

  •
  overseeing the delegation of risk-related responsibilities to each Board committee; and

  •
  reviewing the adequacy of the risk committee charter on an annual basis.

        The risk committee held four meetings in 2013. The Board has determined that each member of the risk committee is "independent" as defined in NYSE corporate governance standards.

2013 Director Compensation

        The compensation committee engaged Steven Hall & Partners ("SHP") to conduct a review of the competitiveness of the Company's non-employee director compensation program. SHP provided no other services directly to the Company and no conflicts of interest exist between the Company and SHP. Upon assessment of market pay levels obtained from various sources, including published compensation surveys and information taken from SEC filings of a number of similarly situated companies compiled by SHP, the compensation committee determined that our director compensation should be competitive with director compensation of similarly situated companies. On May 14, 2013 the Board, acting upon the recommendation of the Compensation Committee, raised the annual retainer for Board service from $112,000 to $165,000.

        Annual Compensation.    The table below summarizes the director compensation plan approved by the Board.

Board Service:
Annual Retainer (prior to May 14, 2013)	$112,000
Annual Retainer (as of May 14, 2013)	$165,000
Meeting Fee (in person)	2,000
Meeting Fee (telephonic)	750
Board Committee Service:
Audit Committee Chair	$30,000
Audit Committee Member	15,000
All Other Committee Chairs	7,500
All Other Committee Members	3,750
Audit Committee Meeting Fee (in person or telephonic meetings requiring significant preparation)	1,500
Audit Committee Meeting Fee (all other in person meetings)	1,000
Audit Committee Meeting Fee (all other telephonic meetings)	750
All Other Committee Meeting Fees (in person)	1,000
All Other Committee Meeting Fees (telephonic)	500

        The annual retainer for Board service is paid 50% in cash and 50% in restricted stock. Directors may elect annually to increase the portion of their annual retainer for Board service that is payable in restricted stock up to 100%.

        The Board may meet in asset subcommittees to discuss or approve actions for certain of our assets. At the discretion of management, the members of an asset subcommittee may be paid $1000 for an in-person meeting or $500 for a telephonic meeting.

        The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

        Director Compensation Table.    The table below sets forth the compensation earned by each of the Company's directors during 2013.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
William Ackman(3)	0	0	0
Adam Flatto	80,750	82,500	163,250
Jeffrey Furber	20,500	165,000	185,500
Gary Krow	47,250	165,000	212,250
Allen Model	87,375	123,750	211,125
R. Scot Sellers	32,750	165,000	197,750
Steven Shepsman	133,500	82,500	216,000
Burton Tansky	23,000	165,000	188,000
Mary Ann Tighe	20,750	165,000	185,750

(1)
David R. Weinreb, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation earned by Mr. Weinreb as an employee of the Company during 2013 is shown in "Executive Compensation—Summary Compensation Table."

(2)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. Pursuant to SEC rules, the dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2013, the number of shares of restricted stock held by each of the directors listed in the table above were as follows: Mr. Flatto (844), Mr. Furber (1,688), Mr. Krow (1,688), Mr. Model (1,266), Mr. Sellers (1,688), Mr. Shepsman (844), Mr. Tansky (1,688) and Ms. Tighe (1,688)

(3)
Mr. Ackman waived all compensation relating to his service as a director of the Company.

Stock Ownership Guidelines

        On May 14, 2013, the Board amended its stock ownership guidelines for non-management directors, which align the Board members' interests with those of the Company's stockholders and strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that (a) each non-management director that was a member of the Board prior to May 14, 2013 is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed after May 14, 2013 is required to own shares of stock with a value equal to five times the new annual retainer for Board service ($165,000) within five years of the date of appointment.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 18, 2014, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

        The table below lists the number and percentage of shares beneficially owned based on 39,576,344 shares of common stock outstanding as of March 18, 2014. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

 Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	5,484,684	13.2%
Adam Flatto(2)	15,545	*
Jeffrey Furber(2)	12,624	*
Gary Krow(2)	8,255	*
Allen Model(2)	10,178	*
R. Scot Sellers(2)	27,550	*
Steven Shepsman(2)(3)	9,849	*
Burton M. Tansky(2)	5,350	*
Mary Ann Tighe(2)(4)	14,736	*
David R. Weinreb(5)	10,000	*
Grant Herlitz(6)	9,097	*
Andrew Richardson(7)	24,852	*
Peter Riley(8)	11,819	*
Christopher Curry(9)	3,000	*
All directors and executive officers as a group (19 persons)	5,666,939	13.7%

*
Less than 1%.

(1)
Represents (a) 3,568,017 shares held by Pershing Square L.P. ("PS"), Pershing Square II, L.P. ("PSII"), Pershing Square International, Ltd (together with its wholly-owned subsidiary, PSRH, Inc., "Pershing Square International") and Pershing Square Holdings, Ltd ("PSH" and together with PS, PSII and Pershing Square International, (the "Pershing Square Funds") and (b) 1,916,667 shares underlying a warrant held by the Pershing Square Funds that is currently exercisable. Mr. Ackman may be deemed to be the beneficial owner of these shares by virtue of his position as Chief Executive Officer of Pershing Square Capital Management, L.P. ("Pershing Square"), the investment advisor to the Pershing Square Funds, and as managing member of PS Management GP, LLC ("PS Management"), the general partner of Pershing Square, and Pershing Square GP, LLC, the general partner of each of PS and PSII. The Pershing Square Funds also have additional economic exposure to approximately 5,399,839 common shares of the Company under certain cash-settled total return swaps (collectively, the "Swaps"). See "Five Percent Holders" for more information.

(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (844), Mr. Furber (1,688), Mr. Krow (1,688), Mr. Model (1,266), Mr. Sellers (1,688), Mr. Shepsman (844), Mr. Tansky (1,688) and Ms. Tighe (1,688). These shares of restricted stock will vest on May 14, 2014.

(3)
Includes (a) 5,000 shares that were purchased by Sam De Realty II, L.P. ("Sam De Realty"), a limited partnership for which Mr. Shepsman is the general partner, and (b) 4,005 shares transferred by Mr. Shepsman to Sam De Realty in exchange for partial repayment of debt owed to Sam De Realty by Mr. Shepsman. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(4)
Includes 9,386 shares that were purchased by Ms. Tighes' husband. By virtue of her marriage, Ms. Tighe may be deemed to be the beneficial owner of such shares.

(5)
Represents 10,000 shares that were purchased by Mr. Weinreb on June 3, 2013.

(6)
Represents 9,097 shares of restricted stock granted to Mr. Herlitz, the President of the Company, for which he has sole voting power, but no dispositive power.

(7)
Includes (a) 20,000 shares of restricted stock granted to Mr. Richardson, the Chief Financial Officer of the Company, in March 2011 for which he has sole voting power, but no dispositive power and (b) 4,852 shares of restricted stock granted to Mr. Richardson in June 2013 for which he has sole voting power, but not dispositive power.

(8)
Includes (a) 10,000 shares of restricted shares granted to Mr. Riley, Senior Vice President, Secretary and General Counsel of the Company, in May 2011 for which he has sole voting power, but no dispositive power and (b) 1,819 shares of restricted stock granted to Mr. Riley in June 2013 for which he has sole voting power, but not dispositive power.

(9)
Represents 3,000 shares of restricted stock granted to Mr. Curry, Senior Vice President, Development of the Company, for which he has sole voting power, but no dispositive power.

        In November 2010, Mr. Weinreb, the Chief Executive Officer and a director of the Company, and Mr. Herlitz, the President of the Company, purchased warrants in connection with joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million and Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. In March 2011, in connection with joining the Company, Mr. Richardson, the Chief Financial Officer of the Company, purchased a warrant from the Company to acquire 178,971 shares for $2.0 million. The purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date.

        These warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. In accordance with SEC rules, the shares of Company common stock underlying the warrants are not included in the table above because the warrants are not exercisable within 60 days of the date of the information provided in the table.

Five Percent Holders

        The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 18, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing Square(1) 888 Seventh Avenue, 42nd Floor New York, New York 10019	5,484,684	13.2%
Horizon Kinetics LLC(2) 470 Park Avenue South, 4th Floor South New York, New York 10016	5,442,624	13.8%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,115,836	5.3%

(1)
According to a Schedule 13D/A filed by (i) Pershing Square, (ii) PS Management and (iii) William Ackman (collectively, the "Pershing Reporting Persons") with the SEC on January 3, 2014, these shares include 1,916,667 shares underlying a warrant that is currently exercisable. The Pershing Reporting Persons share voting and investment power with respect to these shares.

The Pershing Reporting Persons entered into the Swaps for the benefit of the Pershing Square Funds. The Swaps constitute economic exposure to approximately 5,399,839 common shares of the Company. Under the terms of the Swaps (a) the applicable Pershing Square Fund will be obligated to pay to the counterparty any negative price performance of the number of common shares of the Company subject to the applicable Swap as of the expiration date of such Swap, plus interest at the rates set forth in the applicable contracts, and (b) the counterparty will be obligated to pay to the applicable Pershing Square Fund any positive price performance of the notional number of common shares of the Company subject to the applicable Swap as of the expiration date of the Swaps. With regard to certain of the Swaps, any notional dividends on such notional common shares of the Company will be paid to the applicable Pershing Square Fund during the term of the Swap. With regard to the balance of the Swaps, any notional dividends on such notional common shares of the Company during the term of the Swaps will be paid to the applicable Pershing Square Fund at maturity. All balances will be cash settled at the expiration date of the Swaps. The Pershing Square Funds' third party counterparties for the Swaps include entities related to Citibank, Nomera, Société Générale and UBS.

The Swaps do not give the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Company and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company.

  Accordingly, the Reporting Persons disclaim any beneficial ownership of any notional common shares of the Company that may be referenced in such contracts or common shares of the Company or other securities or financial instruments that may be held from time to time by any counterparty (or its affiliates) to the contracts.

(2)
According to a Schedule 13G filed by Horizon Kinetics LLC ("Horizon") with the SEC on February 10, 2014, Horizon is the parent holding company for Horizon Asset Management, LLC ("Horizon Assets") and Kinetics Asset Management, LLC ("Kinetics"). Horizon Assets and Kinetics are investment advisers under the Investment Advisers Act of 1940 and, as such, furnish investment advice to and manage various funds and separately managed accounts. Horizon Assets and Kinetics share voting and investment power with respect to these shares. Horizon Assets, Kinetics and various separately managed accounts own these shares, and there is no single beneficial owner of more than 5% of these shares. Horizon, Horizon Assets and Kinetics each disclaim beneficial ownership of all of these shares.

(3)
According to a Schedule 13G filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 11, 2014. Vanguard has sole voting power with respect to 20,493 shares of our common stock, sole investment power with respect to 2,097,543 shares of our common stock and shared investment power with respect to 18,293 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a) except that Mr. Shepsman made one late filing on Form 4 relating to one transaction in which 3,074 shares of Company common stock were transferred by Mr. Shepsman to Sam De Realty on July 3, 2012 in exchange for the partial repayment of debt owed to Sam De Realty by Mr. Shepsman. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Ackman, Krow, Sellers, Tansky and Ms. Tighe served on the compensation committee in 2013. None of the members of the compensation committee are or have been an officer or an employee of the Company. In addition, during 2013, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

 RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Related Party Transactions Policy

        The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the audit committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

        Audit committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;

  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

        The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the audit committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee reports its action with respect to any related party transaction to the Board.

        The following are summaries of transactions entered into by the Company prior to, in connection with and after the Company's spin-off from General Growth Properties, Inc. ("GGP") in November 2010. Each of the transactions entered into by the Company prior to or in connection with the spin-off was reviewed and approved by GGP, the Company's then sole stockholder. Each of the transactions entered into by the Company after the spin-off was reviewed and approved by the Company's audit committee, with the exception of the sale of warrants to Messrs. Weinreb, Herlitz and Richardson. The sale of warrants to those individuals was approved initially by the compensation committee and then by the Board.

Transactions in Connection with the Spin-Off

        Pursuant to GGP's plan of reorganization, GGP entered into agreements with each of certain affiliates of Brookfield Asset Management ("Brookfield"), Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with General Trust Company and (c) a standstill agreement with Pershing Square. The agreements between the Company and Fairholme terminated in

2012 after the Company purchased its outstanding warrants. The agreements between Brookfield and the Company terminated in 2013 after Brookfield disposed of all of its shares of the Company. The key terms of each of the agreements that remain effective are summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by Pershing Square.

Warrant Purchase Agreements

        In November 2010, the Company issued warrants to purchase 1,916,667 shares of Company common stock to Pershing Square. The warrants issued to Pershing Square can only be exercised on a net share basis, which means that the exercise price for the warrants will not be paid in cash, but rather will be netted against the shares received upon exercise of the warrants, resulting in fewer shares being issued. Upon certain change in control events, Pershing Square has the right to require that the warrants be canceled in exchange for a cash payment equal to the fair value of the warrants as determined using a Black-Scholes-based formula.

Registration Rights Agreements

        In November 2010, the Company entered into registration rights agreements with Brookfield, General Trust Company, Pershing Square and certain other investors with respect to Company common stock held by such stockholders. The agreements with Brookfield and Pershing Square require the Company to maintain a shelf registration statement covering the shares held by each stockholder. Additionally, these stockholders may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

        In 2013, the registration rights set forth in the agreement with Brookfield terminated after Brookfield disposed of all of its shares of the Company.

        The agreement with General Trust Company provides that if any registrable securities remain outstanding after November 2012, General Trust Company may request that the Company file a new shelf registration statement. If the Company does not have an effective shelf registration statement, General Trust Company may require the Company to:

  •
  register shares of Company common stock held by it having an estimated fair market value of at least $10 million (or the entire amount of registrable securities then held by it if less than $10 million), up to a maximum of five times and, for so long as the Company is not eligible to register securities on Form S-3, no more than once per year;

  •
  undertake up to two underwritten offerings; and

  •
  include shares of Company common stock held by it in any registration statement whenever the Company proposes to register shares of its common stock.

        The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with these registration rights agreements, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholders (limited to $50,000 for a registration requested by General Trust Company). Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

Stockholder Agreements

        In November 2010, the Company entered into agreements with each of Brookfield and Pershing Square. Under these agreements, subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), each of these stockholders has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis. This right terminated for Brookfield in 2013, after it disposed of all of its shares of the Company, and will terminate for Pershing Square when it beneficially owns less than 5% of the Company's outstanding shares on a fully diluted basis (as defined in the agreements).

        Under the stockholder agreement with Pershing, the Company has agreed to nominate and use its reasonable best efforts to elect to the Board certain director nominees designated by Pershing Square. Pershing Square has the right to nominate three directors so long as it beneficially owns at least a 17.5% fully diluted economic interest (as defined in the agreement) in the Company and two Board designees so long as it beneficially owns at least a 10% interest in the Company on a fully diluted basis. Board members designated by Pershing Square are not required to be independent but are subject to reasonable eligibility criteria applied in good faith to other Board candidates by the nominating and corporate governance committee. Pershing Square's current Board designees are William Ackman, Gary Krow and Allen Model. Pursuant to the terms of the Brookfield Warrant Purchase Agreement, Brookfield waived its right to nominate one director under its stockholder agreement in 2012 and such right was terminated in 2013 after Brookfield disposed of all of its shares of the Company.

Standstill Agreement

        In November 2010, the Company entered into an agreement with Pershing Square to, among other things:

  •
  limit Pershing Square's economic interest in Company common stock to 40% of the Company's outstanding common stock and set forth required approvals for Pershing Square to increase its economic interest above the agreed upon limit;

  •
  require Pershing Square, with respect to any matter the Board has recommended our stockholders not approve, to vote any of its shares in excess of 30% of the Company's common stock against such matter or in proportion to other stockholders;

  •
  set forth required Board and stockholder approvals for certain change in control transactions and related party transactions involving Pershing Square; and

  •
  restrict certain transfers of Company common stock by Pershing Square.

        Additionally, the terms of the agreement ensure that Pershing Square does not take any action inconsistent with its support for the following corporate governance principles:

  •
  the Board will have nine members, unless otherwise approved by 75% of the Board members;

  •
  a majority of the directors on the Board will be independent; and

  •
  a majority of the members of the nominating and corporate governance committee will be disinterested directors (as defined in the agreement).

        Further, in connection with the election of directors, Pershing Square may vote all of its shares in its sole discretion with respect to its designees and, with respect to other director nominees, may vote

10% of the Company's outstanding common stock in its sole discretion, but must vote the remainder of its shares in proportion to the votes cast by the Company's other stockholders.

Transactions After the Spin-Off

Warrant Agreements

        In November 2010, the Company sold warrants to acquire shares of Company common stock to Mr. Weinreb and Mr. Herlitz in connection with their joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million. Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. The warrants have an exercise price of $42.23 per share and expire in November 2017.

        In February 2011, the Company entered into a warrant purchase agreement with Mr. Richardson, in connection with his joining the Company as Chief Financial Officer. Pursuant to the purchase agreement, Mr. Richardson purchased a warrant to acquire 178,971 shares of Company common stock for $2.0 million. Mr. Richardson purchased the warrant in March 2011. The warrant has an exercise price of $54.50 per share and expires in February 2018.

        The warrant purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date. The warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. Under the warrant agreements, the Company agreed to file a shelf registration statement registering the shares of Company common stock underlying the warrants.

Condominium Unit Purchase and Sale Agreement

        On December 7, 2013, Mr. Weinreb, the Company's Chief Executive Officer and a director, entered into purchase agreements to acquire two condominium units at the Company's to-be-built Waiea Tower located at Ward Village. The purchase prices for the units were $3,439,200 and $3,963,300 and were at arm's-length on the same terms for similar units offered at the time. The audit committee reviewed the transaction and determined that there was no conflict of interest.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of ten directors. Each of the Company's directors stands for election each year at the Annual Meeting.

        Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the nominating and corporate governance committee and approved by the Board. The director nominees, if elected, will serve until the 2015 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

        In connection with the Company's spin-off from GGP in November 2010, the Company agreed to nominate and use its reasonable best efforts to elect to the Board the director nominees of Pershing Square. Based on Pershing Square's current ownership, it has the right to designate three director nominees. The director nominees designated by Pershing Square are William Ackman, Gary Krow and Allen Model.

        As reflected in the section above captioned "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership," the primary qualities and characteristics nominees to the Board should possess are management and leadership experience; knowledge relevant to the business of the Company and diversity of background and experience; and personal and professional ethics, integrity and professionalism. All ten of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which lead to his or her nomination are included in the individual discussions below.

        The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

        William A. Ackman, age 47, has served as Chairman of the Board since November 2010. Mr. Ackman is the founder and Chief Executive Officer of Pershing Square Capital Management, L.P., a registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in publicly traded companies. Mr. Ackman also has served as a director of Canadian Pacific Railway Ltd. since May 2012. Mr. Ackman served as a director of J.C. Penney Company, Inc. from February 2011 through August 2013 and as a director of Justice Holdings Limited from April 2011 to June 2012. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman's management experience, his prior service on boards of directors of public companies and his investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board. Mr. Ackman is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

        Adam Flatto, age 50, has served as a director since November 2010. Mr. Flatto is the president of The Georgetown Company, a privately-held real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These projects have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls and arenas to hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto's extensive real estate development and management experience provide the Board with key insight into operations and strategic planning matters.

        Jeffrey Furber, age 55, has served as a director since November 2010. Mr. Furber is the chief executive officer of AEW Capital Management, L.P. ("AEW") and chairman of AEW Europe.

Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Investment Policy Groups in North America, Europe and Asia. Since April 2011, Mr. Furber has served as a director and a member of the compensation and nominating and corporate governance committees of Stag Industrial, Inc., a publicly traded company. Prior to 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management. Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

        Gary Krow, age 59, has served as a director since November 2010. Mr. Krow was the president, chief executive officer and a director of GiftCertificates.com, a leading e-commerce provider of business-to-business incentive management solutions, from July 2008 until its sale in 2010. Mr. Krow was a consultant for Light Year Capital, a diversified private equity company, from January 2008 to June 2008. From 1999 to May 2007, Mr. Krow served as president of Comdata Corporation, a global electronic issuer and processor of payments. Mr. Krow joined Comdata in 1990. Mr. Krow currently serves as a director of Cadec Global, Inc., a private, advanced mobile-technology services company. Mr. Krow has served on the boards of directors of National Association of Travel Centers Foundation, TIMM Communications, Inc. and the American Heart Association in Davidson County, Tennessee. Mr. Krow's extensive e-commerce and technology operations experience allows him to provide the Board with insight into the efficient transfer of data and the development of systems necessary to operate in a technologically advanced economy. Mr. Krow is a director nominee designated by Pershing Square pursuant to terms of the stockholder agreement between the Company and Pershing Square.

        Allen Model, age 68, has served as a director since November 2010. Mr. Model is the co-founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as treasurer and managing director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of two privately-held companies: Anchor Health Properties, a real estate partnership that develops medically related properties, since 1990; and NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies. Mr. Model served as a director of Sinewave Energy Technologies, Inc., a company that produced energy saving devices in lighting space, from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001. Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board. Mr. Model is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

        R. Scot Sellers, age 57, has served as a director since November 2010. Mr. Sellers served as chief executive officer of Archstone, one of the world's largest apartment companies, from January 1997 until February 2013, and prior to that was Archstone's chief investment officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities (San Antonio and El Paso), to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities (Manhattan, Washington, D.C. and others). During his 32-plus year career in the apartment business, Mr. Sellers has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Since June 2013, Mr. Sellers has served on the International Board of Directors of Habitat for Humanity. Mr. Sellers also serves on the Board of Directors of The Irvine Company and Inspirato LLC. Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

        Steven Shepsman, age 61, has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. Mr. Shepsman served as chair of the Official Committee of Equity Holders in the Chapter 11 proceedings of General Growth Properties, Inc. Mr. Shepsman served as a director for Rouse Properties, Inc. from January 2012 through May 2013. As a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Earlier in his career, Mr. Shepsman, a certified public accountant, was a managing partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman was formerly a member of the Real Estate Committee of the American Institute of Certified Public Accountants and was the chair of the Real Estate Committee of the New York State Society of Certified Public Accountants. Mr. Shepsman was recently the chair of the Dean's Advisory Council for the School of Management at the University of Buffalo. Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, allow him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

        Burton M. Tansky, age 76, has served as a director of the Company since October 2011. Mr. Tansky has worked in the retail industry for over fifty years. Since January 2014, Mr. Tansky has served as a director of Stein Mart, Inc. Mr. Tansky also serves on the Board of Directors of Donald Pliner Shoe Company, a privately held company. Mr. Tansky served as non-executive chairman of the board of directors of the Neiman Marcus Group, Inc. from 2010 to 2013. Previously, Mr. Tansky served six years on the Board of Directors and the Compensation Committee of International Flavors and Fragrance, a public company. Mr. Tansky was the CEO of Neiman Marcus Group from 2004 to 2010, CEO of Neiman Marcus Stores from 1994 to 2007, CEO of Bergdorf Goodman from 1990 to 1994 and the President COO of SAKS Fifth Avenue from 1980 to 1990.

        Mary Ann Tighe, age 65, has served as a director of the Company since October 2011. Ms. Tighe has been the chief executive officer of CBRE's New York Tri-State Region since 2002, a region of 2,400 employees, and served as a director of CBRE in 2013. From January 2010 through December 2012, Ms. Tighe Served as Chair of the Real Estate Board of New York, the first woman to hold this position in REBNY's 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of vice chairman of Insignia/ESG, where she was regularly recognized as being among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a vice president of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution. Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

        David R. Weinreb, age 49, has served as a director and Chief Executive Officer of the Company since November 22, 2010. Mr. Weinreb has served as the Chairman and Chief Executive Officer of TPMC Realty Corporation, a real estate investment firm, since 1993. Mr. Weinreb served as director of operations of Thornton Partners Management Company from 1987 to 1990 and as its executive vice president and chief operations officer from 1990 to 1993. From 1986 to 1987, he was project manager for the MacDonald and Masi Company. From 1984 to 1986, he worked as a broker with Murray Financial. Mr. Weinreb serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California. Mr. Weinreb's experience with the Company's spin-off and familiarity with the Company's assets gives him in-depth knowledge of the Company's business and an understanding of operational and strategic matters impacting the Company.

The Board recommends a vote FOR each of the ten director nominees listed above.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In 2011, 63% of stockholders voted in a non-binding proposal that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on this matter and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for triennial say-on-pay votes. Stockholders will be asked again in 2017 to vote on the frequency of advisory votes on executive compensation.

        The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Securities Exchange Act of 1934 and commonly known as "say-on-pay," gives you, as a stockholder, the opportunity to vote for or against the Company's executive compensation program.

        The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers, as described under the heading "Compensation Discussion and Analysis" in this proxy statement disclosed pursuant to the compensation disclosure rules of the SEC.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal endorsing the Company's executive compensation program.

The Board recommends a vote FOR the approval of our executive compensation.

 PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF ERNST AND YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2014

        The audit committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for fiscal 2014. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm to be engaged, retained and supervised by the audit committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders' ratification of the audit committee's selection of EY because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the audit committee's selection of EY as the Company's independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage EY.

        During the fourth quarter of 2012, the audit committee conducted a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The audit committee invited four national accounting firms to participate in this process, including Deloitte & Touche LLP ("Deloitte"), the Company's then independent registered public accounting firm. As a result of this process and following careful deliberation, effective March 13, 2013, the audit committee approved the dismissal of Deloitte and engagement of EY as our independent registered public accounting firm.

        During the fiscal year ended 2012, and the subsequent interim period through the date of dismissal, we had (a) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports on the Company's consolidated and combined financial statements for such years or interim period, and (b) no reportable events. In addition, Deloitte's reports on our consolidated and combined financial statements for the fiscal year ended 2012, do not contain any adverse opinion or disclaimer of opinion, nor are any of these reports qualified or modified as to uncertainty, audit scope or accounting principles.

        The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of EY as the Company's independent registered public accounting firm for fiscal 2014. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote against the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014.

Relationship with Independent Registered Public Accounting Firm

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the audit committee has selected EY as the Company's independent registered public accounting firm for fiscal 2014. Deloitte was the Company's independent registered accounting firm for fiscal 2012.

        A representative of EY is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

        The following table presents fees incurred for professional services rendered by EY, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013, and Deloitte, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012.

	December 31, 2013	December 31, 2012
Audit Fees(1)	$1,161,248	$1,693,055
Audit Related Fees(2)	$—	$33,100
Tax Fees(3)	$81,590	$82,418
All Other Fees	$—	$—

Total Fees	$1,242,838	$1,808,573

(1)
Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, registration statements, a comfort letter and consents during the respective periods.

(2)
Includes fees for accounting consultation services.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

        The audit committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services were pre-approved.

AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal control over financial reporting and for preparing its financial statements. Ernst & Young LLP ("EY") was responsible for performing an independent audit of the Company's consolidated financial statements for the year ended December 31, 2013 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control. The audit committee operates under a written charter adopted by the Board and reviewed annually by the audit committee.

        The audit committee reviewed and discussed with both management and EY the audited financial statements of the Company for the year ended December 31, 2013 prior to their issuance. During 2013, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the audit committee. These reviews included discussion with EY of matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") and SEC Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from EY required by applicable requirements of PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee
Steven Shepsman, Chair Gary Krow Allen Model

 EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's current executive officers:

Name	Age	Position with the Company
David R. Weinreb	49	Chief Executive Officer and a director
Grant Herlitz	42	President
Andrew Richardson	47	Chief Financial Officer
Peter Riley	58	Senior Vice President, Secretary and General Counsel
Christopher Curry	52	Senior Executive Vice President of Development

        David R. Weinreb, age 49, has served as a director and Chief Executive Officer of the Company since November 22, 2010. Mr. Weinreb has served as the chairman and chief executive officer of TPMC Realty Corporation, a real estate investment firm, since 1993. Mr. Weinreb served as director of operations of Thornton Partners Management Company from 1987 to 1990, and as its executive vice president and chief operations officer from 1990 to 1993. From 1986 to 1987, he was project manager for The MacDonald & Masi Company. From 1984 to 1986, he worked as a broker with Murray Financial. Mr. Weinreb serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California. Mr. Weinreb's experience with the Company's spin-off and familiarity with the Company's assets gives him in-depth knowledge of the Company's business and an understanding of operational and strategic matters impacting the Company.

        Grant Herlitz, age 42, has served as President of the Company since November 22, 2010. Mr. Herlitz was Interim Chief Financial Officer of the Company from January 31, 2011 to March 23, 2011. Mr. Herlitz serves as president and chief financial officer of TPMC Realty Corporation. Mr. Herlitz joined TPMC Realty Corporation in October 2000 as vice president of investments. From 1997 to 2000, Mr. Herlitz was assistant to the chairman and chief executive officer of FirstPlus Financial Group, Inc. From 1994 to 1997, Mr. Herlitz worked as a tax accountant. Mr. Herlitz began his career with the European Community Observer Mission to South Africa, an organization established in conjunction with the United Nations to observe political change in South Africa.

        Andrew C. Richardson, age 47, has served as Chief Financial Officer of the Company since March 23, 2011. Prior to joining the Company, Mr. Richardson served as executive vice president, chief financial officer and treasurer of Northstar Realty Finance Corp. since April 2006. Northstar Realty is a publicly traded commercial real estate finance company focused on investments in real estate loans, fixed income securities and net-leased real estate properties. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc., most recently as executive vice president. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where from 1995 to 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a vice president providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, Mr. Richardson worked for Ernst & Young LLP as a certified public accountant from 1988 to 1993.

        Peter Riley, age 58, has served as Senior Vice President, Secretary and General Counsel of the Company since May 2, 2011. Prior to joining the Company, and since 2004, Mr. Riley was a partner with Hughes & Luce, and then K&L Gates after it merged with Hughes and Luce, with a significant focus on tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart & Hallman, and was Senior Tax Counsel at Simpson Thacher & Bartlett.

        Christopher Curry, 52, has served as Senior Executive Vice President of Development of the Company since November 2010. Mr. Curry is responsible for the redevelopment of several of the

Company's properties, including Victoria Ward, the South Street Seaport and Summerlin. Mr. Curry established TPMC Realty Corporation's California office in 2008 and led its real estate development business. Mr. Curry has over 20 years of commercial real estate development experience.

COMPENSATION DISCUSSION AND ANALYSIS

        The Company's named executive officers during 2013 were its Chief Executive Officer, David R. Weinreb; its President, Grant Herlitz; its Chief Financial Officer, Andrew Richardson; its Senior Vice President, Secretary and General Counsel, Peter Riley; and its Senior Executive Vice President of Development, Christopher Curry (collectively, the "Named Executives"). The Compensation Discussion and Analysis contains a discussion of our compensation policies and practices and the material elements of compensation awarded to the Named Executives for 2013.

Business Background

        Our mission is to be the preeminent developer and operator of master planned communities and mixed use properties. We create timeless places and memorable experiences that inspire people while driving sustainable, long-term growth and value for our stockholders. We specialize in the development of master planned communities and ownership, management and the redevelopment or repositioning of real estate assets currently generating revenues, also called operating assets, as well as other strategic real estate opportunities in the form of entitled and unentitled land and other development rights, also called strategic developments. We are headquartered in Dallas, Texas and our assets are located across the United States.

Business Highlights

        The Named Executives' decisions and leadership positioned the Company to achieve significant operating and development milestones during 2013, including the following:

  •
  generated a $68.6 million increase in master planned community land sales revenue for 2013, a 37.5% increase compared to 2012;

  •
  increased average price per lot sold at The Woodlands by 51.9% to $156,000, and increased the average price per superpad acre sold at Summerlin by 42.9% to $323,000, compared to 2012;

  •
  completed two Class A office towers in The Woodlands, 3 Waterway and One Hughes Landing, totaling approximately 429,000 square feet;

  •
  began construction of three Class A office towers in The Woodlands;

  •
  commenced construction of a 123,000 square foot Whole Foods-anchored retail center at Hughes Landing scheduled for completion in the first quarter of 2015;

  •
  launched construction of One Lake's Edge, a 390-unit Class A apartment building located in Hughes Landing which will open in the first quarter of 2015;

  •
  began the $75.4 million redevelopment of The Woodlands Resort & Conference Center which will be completed in the third quarter of 2014;

  •
  obtained all entitlements, including approval from the New York City Council, and began construction to transform Pier 17;

  •
  re-leased a portion of the Fulton Market building to iPic Entertainment, which will be the first luxury movie theater in Manhattan;

  •
  began construction of the 1.6 million square foot Shops at Summerlin mixed-use development, which is expected to open by the fourth quarter of 2014;

  •
  commenced the redevelopment of the Outlet Collection at Riverwalk into the nation's first upscale urban outlet center;

  •
  received approval for two market rate and one workforce housing condominium towers at Ward Village and in February 2014, commenced public presales of the two market rate condominium towers;

  •
  substantially completed the transformation of the IBM building at Ward Village into a world-class information center and sales gallery;

  •
  began the redevelopment of the 89,000 square foot Columbia Regional Building, anchored by Whole Foods Market, Inc. and The Columbia Association, located in downtown Columbia, MD;

  •
  continued construction at The Metropolitan Downtown Columbia Project, a 380-unit multi-family project under a 50/50 joint venture and obtained $64.1 million non-recourse construction financing for this project;

  •
  entered into a second 50/50 joint venture with the same partner to develop Parcel C, an adjacent 437-unit Class A apartment building on five acres;

  •
  received unanimous approval from the City of Alexandria for a zoning change for the Landmark Mall;

  •
  sold the One Ala Moana condominium rights into our 50/50 development joint venture for $47.5 million, and closed on a $132.0 million non-recourse construction loan and $40.0 million in mezzanine financing;

  •
  extended and modified The Woodlands Master Credit Facility to reduce its interest rate to one-month LIBOR plus 2.75% with no minimum rate from one-month LIBOR plus 4.00% with a 5.00% minimum rate;

  •
  issued $750.0 million of Senior Notes that bear interest at 6.875% and mature October 1, 2021, raising $739.6 million of net cash proceeds;

  •
  obtained $768.0 million of other aggregate financings in addition to our Senior Notes noted above; and

  •
  sold our Head Acquisition investment for $13.3 million, generating a $8.5 million pre-tax gain.

Compensation Policies, Principles, Objectives and Practices

        The Company's success, depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed by the compensation committee is intended to attract, retain and motivate the key people necessary to enable the Company to maximize operational efficiency and profitability over the long term. The compensation committee believes that executive compensation should seek to align the interests of the Company's executives and other key employees with those of the Company and its stockholders. The Company's executive compensation program is also being designed to differentiate compensation based upon individual contribution, performance and experience.

        In establishing compensation, the compensation committee intends to provide employees, including its executive officers, with a competitive total compensation package. The compensation committee intends to set compensation in this manner to ensure that the Company's compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for the Company.

        In 2013, 98% of the votes cast in our advisory vote on executive compensation voted in support of our executive compensation program. The compensation committee considered the results of this advisory vote and believes that the results affirm stockholder approval of our executive compensation program.

Role of Compensation Committee in Establishing Compensation

        The compensation committee administers our executive compensation programs. The role of the compensation committee is to review and approve the compensation to be paid to executive officers, including the Named Executives, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for the Company.

        In setting compensation for executive officers, the compensation committee considers, among other things, recommendations by management and management's compensation consultant and the compensation of similarly situated executives in comparable business. In addition, the compensation committee with the assistance of management annually reviews total compensation paid to the executive officers, including long-term incentive awards.

        In 2013, the compensation committee reviewed the internal evaluations of the executive officers and the market data provided by management and CEL & Associates ("CEL") as discussed further below. The compensation committee believes that the 2013 compensation for the Named Executives reflects appropriate allocation of compensation between salary, bonuses and equity compensation.

        In 2014, the compensation committee engaged Meridian Compensation Partners ("Meridian"). The scope of Meridian's work includes the following items in connection with 2014 compensation:

  •
  providing the compensation committee with relevant market data;

  •
  updating the compensation committee on related trends and developments;

  •
  advising the compensation committee on program design; and

  •
  providing input on compensation decisions for executive officers.

        In addition, in part by evaluating information provided to it by Meridian, the compensation committee determined payouts of annual incentive compensation to the Named Executives for 2013 performance above the contractual amounts provided for in the Named Executives' employments agreements. Meridian provided no other services directly to the Company and no conflicts of interest exist between the Company and Merdian. For more information regarding annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

Role of Executive Officers in Establishing Compensation

        Our Chief Executive Officer and President make compensation recommendation to the compensation committee (except with respect to their own compensation). Management provides financial and compensation data to the compensation committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the compensation committee. This data includes:

  •
  our financial performance for the current year compared to the preceding year;

  •
  performance evaluations of the Named Executives (other than Chief Executive Officer, who is evaluated by the compensation committee); and

  •
  compensation provided to the Named Executives in previous years.

        In addition, management may recommend discretionary bonuses for the Named Executives (other than Chief Executive Officer) to the compensation committee when deemed appropriate and provide the compensation committee with management's rationale for the recommended bonus amounts. Given the day-to-day familiarity that management has with the work performed by the Named Executives, the compensation committee values management's recommendation; however, the compensation committee makes all final decisions as the to the compensation of the Named Executives.

Role of the Compensation Consultant in Establishing Compensation

        In 2013, management engaged CEL as a compensation consultant. The scope of CEL's work included:

  •
  providing management with relevant market data;

  •
  updating management on related trends and developments;

  •
  advising management on program design;

  •
  providing input on compensation decisions for executive officers.

CEL was retained by management and provided no other services directly to the Company. No conflicts of interest exist between the Company and CEL.

Market Review

        In 2013, we compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation is generally comparable to companies of similar size and scope of operations.

        Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of a number of similarly situated companies as compiled by CEL. The following companies comprised the comparator group reviewed by the compensation committee:

• Alexandria Real Estate Equities, Inc.	• Highwoods Properties, Inc.
• BioMed Realty Trust, Inc.	• Kilroy Realty Corporation
• Brandywine Realty Trust	• Liberty Property Trust
• CBL & Associates Properties, Inc.	• Mack-Cali Realty Corporation
• Corporate Office Properties Trust	• Regency Centers Corporation
• Cousins Properties Incorporated	• St. Joe Company
• Douglas Emmett, Inc.	• Taubman Centers, Inc.
• Duke Realty Corporation	• Thomas Properties Group, Inc.
• Forest City Enterprises, Inc.

Employment Agreements

        In November 2010, the Company entered into employment agreements with Mr. Weinreb, in connection with his appointment as Chief Executive Officer of the Company, and Mr. Herlitz, in connection with his appointment as President of the Company. The Company also entered into employment agreements with Mr. Richardson, in connection with his appointment as Chief Financial Officer of the Company in March 2011, and Mr. Riley, in connection with this appointment as Senior Vice President, Secretary and General Counsel of the Company, in February and April 2011, respectively. These agreements provide for a minimum annual base salary, annual incentive compensation opportunities under plans approved by the compensation committee, as well as severance and other limited benefits. The compensation committee approved the terms of these employment agreements based upon (a) its assessment of the terms necessary to attract highly qualified executives to a new company, and (b) arm's length negotiations with each of these executives. For a description of the material terms of these employment agreements, see "Executive Compensation—Employment Agreements."

Executive Compensation Program and Policies

        The components of the Company's executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components currently are:

  •
  base salary;

  •
  annual incentive compensation;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits; and

  •
  severance benefits.

        Base Salary.    The minimum annual base salary for each of the Company's executive officers is set forth in his employment agreement with the exception of Mr. Curry who does not have an employment agreement. Future increases in base salary are expected to be determined on the basis of management responsibilities, level of experience and tenure with the Company, as well as internal and market comparisons. In setting base salaries for executive officers, the compensation committee will seek to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our named executives at December 31, 2013 were as follows:

Name	Title	2013 Base Salary ($)
David R. Weinreb	Chief Executive Officer	1,000,000
Grant Herlitz	President	750,000
Andrew Richardson	Chief Financial Officer	500,000
Peter Riley	Senior Vice President, Secretary and General Counsel	500,000
Christopher Curry	Senior Executive Vice President	500,000

        Annual Incentive Compensation.    The compensation committee believes that annual incentive compensation is a key element of the total compensation for our Named Executives. The compensation committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates an executive officer to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

        The employment agreements for our Named Executives provide that each officer is eligible to receive annual incentive compensation based upon achievement of performance measures and objectives to be established by the compensation committee. In 2013, the compensation committee approved increases to the target percentage and maximum percentage of the annual incentive compensation for which Mr. Weinreb is eligible, as set forth below. These changes are reflected in Amendment No. 2 to Mr. Weinreb's Employment Agreement. Otherwise, in 2013, the compensation committee did not make any changes to the threshold, target and maximum percentages related to the annual incentive compensation. Mr. Curry does not have an employment agreement and is not eligible for the annual incentive compensation described below. The annual incentive compensation opportunity for achievement of:

a threshold level of performance is equal to:

  •
  50% of the annual base salary of each of Messrs. Weinreb and Herlitz,

  •
  60% of the annual base salary for Mr. Richardson, and

  •
  40% of the annual base salary for Mr. Riley;

a target level of performance is equal to:

  •
  150% of the annual base salary for Mr. Weinreb;

  •
  100% of the annual base salary of each of Messrs. Herlitz and Richardson; and

  •
  60% of the annual base salary for Mr. Riley;

a maximum level of performance is equal to:

  •
  200% of the annual base salary for Mr. Weinreb;

  •
  150% of the annual base salary for Mr. Herlitz;

  •
  140% of the annual base salary for Mr. Richardson, and

  •
  80% of the annual base salary for Mr. Riley.

        Annual incentive compensation payments are contingent upon the achievement of pre-established performance goals relating to an objective minimum performance measure applicable to all eligible Named Executives and the results of a subjective evaluation of the individual performance of each eligible Named Executive. The compensation committee establishes annually a cash bonus pool for the Named Executives eligible for annual incentive compensation. The compensation committee's pre-approved payment formula generally determines the size of the bonus for each Named Executive participant as a percentage of the cash bonus pool, subject to the discretion of the compensation committee. In the event that the Company does not achieve the pre-established objective minimum performance measure, then no annual incentive compensation will be paid to the eligible Named Executives. The individual performance goals for each eligible Named Executive are established by the compensation committee, upon consultation with Mr. Weinreb, and communicated to each eligible Name Executive in the first quarter of each fiscal year.

        The compensation committee established an objective minimum performance measure for the 2013 annual incentive compensation plan of at least $250,000,000 of consolidated gross revenues, which was the same measure established by the compensation committee for the 2012 fiscal year. The Company's consolidated gross revenues exceeded $250,000,000 in fiscal 2013 and the bonus pool for the incentive compensation plan was funded. The compensation committee selected consolidated gross revenues as the objective minimum performance measure because it believes that such metric accurately indicates the growth and performance of the Company in this stage of its development. The compensation committee awarded bonuses for each Named Executive participant from the bonus pool in excess of the contractual maximum amount based on the Company's achievement of the milestones described in the section entitled "Business Highlights" above and its overall evaluation of the individual performance of each eligible Name Executive based upon other qualitative factors considered by the compensation committee. For Messrs. Weinreb and Herlitz, such factors included the commencement of pre-sales for two market-rate condominium towers at Ward Village, the commencement of construction of The Shops at Summerlin, completion of the approval process for the first phase of redevelopment at the South Street Seaport, commencement of construction of the Outlet Collection at Riverwalk and increasing the net operating income of certain of the Company's assets, including The Woodlands. For Mr. Richardson, the factors included the advancement of development plans, increasing or redirecting cash flows to advance the long-term value of the Company and complying with SEC reporting and internal control requirements. For Mr. Riley, the factors included the advancement of development plans, management of the Company's litigation matters, compliance with SEC and internal control requirements and the implementation of best corporate practices.

        Due to extraordinary achievements and value creation, including, among other things, a 2013 total shareholder return of 64%, the compensation committee determined to make payouts under The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the "Incentive Plan") above the maximum level for annual incentive compensation under the Named Executives' employment agreements in the following amounts: $1,000,000 for Mr. Weinreb, $875,000 for Mr. Herlitz; $100,000 for Mr. Richardson and $50,000 for Mr. Riley. These payouts are exceptional and the compensation committee generally expects to award annual incentive compensation in accordance with the Named Executives employment agreement. The following table sets forth the annual incentive cash bonus approved for the participants of the plan:

Name	Annual Incentive Compensation Award($)	2013 Base Salary (%)
David R. Weinreb	3,000,000	300
Grant Herlitz	2,000,000	267
Andrew Richardson	800,000	160
Peter Riley	450,000	90
Christopher Curry(1)	250,000	50

(1)
Mr. Curry's award was not made under the terms of an employment agreement or any other compensatory arrangement. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

        Executive Compensation Recoupment Policy.    The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the compensation committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the compensation committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the compensation committee with respect to this policy shall be final and binding on all interested parties.

        Long-Term Incentive Compensation.    The Incentive Plan is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives.

        The Incentive Plan is administered by the compensation committee. The maximum number of shares of Company common stock that may be issued pursuant to awards under the Incentive Plan is 3,698,050 shares. The maximum number of shares that may be awarded to any participant in a fiscal year is 200,000 shares.

        The Incentive Plan permits the following types of awards:

  •
  stock options;

  •
  restricted stock;

  •
  stock appreciation rights;

  •
  awards that vest, in whole or part, by reference to the fair market value of Company common stock, including restricted stock units and other phantom shares; and

  •
  awards intended to constitute "qualified performance-based compensation."

        The compensation committee determines the exercise price of stock options at the time of grant, but the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

        The Company believes that restricted stock provides a long-term incentive opportunity that is both competitive in the real estate industry and serves as a retention tool. The table below provides a breakdown of the restricted stock award to the Named Executives, other than Mr. Weinreb. Mr. Weinreb did not receive any long-term incentive award in fiscal.

Name Executive Officer (other than CEO)	Performance-Based Shares (#)	Time-Based Shares (#)	Total Fiscal 2013 Shares Granted (#)
Grant Herlitz	9,098	9,097	18,195
Andrew Richardson	4,852	4,852	9,704
Peter Riley	1,820	1,819	3,639
Christopher Curry	3,000	3,000	6,000

        The performance-based shares granted in 2013 cliff vest as shown in the table below on the fifth anniversary of the date of grant; provided, that the Named Executive is employed by the Company continuously for a period of at least forty-eight months from the date of grant and not terminated for cause. Vesting is based on the total sharehold return ("TSR") of the Company. TSR is calculated using the following formula: TSR = (Priceend-Pricebegin + Dividends / Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin for the purpose of calculating TSR. A TSR target is deemed satisfied if the highest 30 trading day volume weighted average share price (which shall be based on the daily closing price of the Company's common stock as reported in the consolidated transition reporting system) represents a TSR that meets or exceeds such target during the period from January 1, 2017 through December 31, 2017. If a Named Executive is terminated by the Company for any reason, except for cause, after 48 months of employment from

December 31, 2012 prior to the passing of 30 trading days in 2017, the Company shall use the volume weighted average share price for the first 30 trading days of 2017 when calculating TSR.

Total Shareholder Return	Vesting %
0.00% to 60.99%	0%
61.00% to 75.99%	25%
76.00% to 91.99%	50%
92.00% to 118.99%	75%
119.00%+	100%

        The time-based shares granted in 2013 cliff vest in on the fifth anniversary of the date of grant; provided, that the Named Executive is employed by the Company continuously for a period of at least forty-eight months from the date of grant and not terminated for cause.

        In March 2011, the Company granted Mr. Richardson an award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley an award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's shares cliff-vest in March 2016 and Mr. Riley's shares cliff-vest in May 2016. In February 2011, Mr. Curry was granted an option to purchase 100,000 shares of Company common stock at an exercise price of $57.77. The option granted to Mr. Curry was part of a larger grant of options to new hires and employees that assisted the Company with the spin-off from GGP.

        The Company's employment agreements with its Named Executives do not provide for long-term incentive compensation opportunities (with the exception of the grants of restricted shares of Company common stock granted to Messrs. Richardson and Riley). In connection with their hiring by the Company, Messrs. Weinreb, Herlitz and Richardson purchased for cash from the Company a warrant exercisable for shares of Company common stock. The compensation committee has also approved the use of options as part of the Company's compensation program for its other officers and employees. For additional information about the warrants purchased by the Company's executive officers, see "Related Party Transactions and Certain Relationships—Transactions After the Spin-Off—Warrant Agreements."

        Employee Benefits.    The Company provides health, life, and other insurance benefits to its Named Executives on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined pension or contribution benefits, supplemental retirement benefits, post-retirement benefits or deferred compensation programs.

        Severance Benefits.    The employment agreements with each of the Named Executives (other than Mr. Curry) provide for a cash severance payment in the event that, in connection with a change in control of the Company, the Named Executive's employment is terminated by the Company without cause or by the executive under certain circumstances. The cash severance payment is equal to three times (two times for each of Messrs. Richardson and Riley) the sum of the executive's base salary and annual incentive compensation for target level performance for the year in which the termination occurs. The employment agreements also provide that the terminated Named Executive will not engage in activities that are competitive with the Company's business for 12 months following his date of termination. In addition, Mr. Riley's employment agreement provides that if his employment is terminated other than for cause prior to the third anniversary of his employment with the Company, the Company shall pay him a lump sum cash amount equal to his annual base salary, accrued vacation pay, unreimbursed expenses, any earned, but unpaid outstanding compensatory arrangement and the pro rata portion of the annual incentive compensation (based on the good faith determination by the compensation committee of the achievement of the applicable performance goals). Mr. Curry is not entitled to any severance payment on the event of a change in control of the Company.

        The compensation committee believes that these benefits are necessary and appropriate to attract and retain qualified executive officers insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's Named Executives are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage executive officers to remain employed by the Company in the event a change in control becomes a real possibility. For additional information regarding the employment agreements with the Company's executive officers, see "Executive Compensation—Employment Agreements" and "Potential Payments Upon Termination or Change in Control."

        No Tax "Gross-Up" Payments.    The Company does not provide, and no Named Executive is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year with respect to the principal executive officer and the next three most highly compensated officers (excluding the principal financial officer) who were serving as executive officers as of the last day of the applicable year. Qualified performance-based compensation that meets certain requirements is, however, excluded from this limitation.

        The compensation committee intends to review on an annual basis the potential impact of this deduction limitation on executive compensation. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the control of the compensation committee. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

        The compensation committee will also consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and otherwise reasonably practicable. Base salary does not qualify as performance-based compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Gary Krow, Chair William Ackman R. Scot Sellers Burton M. Tansky Mary Ann Tighe

 EXECUTIVE COMPENSATION

        The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

Summary Compensation Table

        The following table sets forth information regarding the compensation of the Named Executives from 2011 through 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3)	Total ($)
David R. Weinreb	2013	1,000,000	—	—	—	3,000,000	17,775	4,017,775
Chief Executive Officer	2012	1,000,000	—	—	—	1,500,000	—	2,500,000
	2011	1,000,000	—	—	—	1,500,000	—	2,500,000
Grant Herlitz	2013	750,000	—	1,395,077	—	2,000,000	—	4,145,077
President	2012	750,000	—	—	—	1,125,000	—	1,875,000
	2011	750,000	—	—	—	1,125,000	—	1,875,000
Andrew Richardson	2013	500,000	—	744,054	—	800,000	—	2,044,054
Chief Financial Officer	2012	500,000	—	—	—	700,000	—	1,200,000
	2011	390,400	—	1,371,200	—	700,000	—	2,561,600
Peter Riley	2013	500,000	—	278,995	—	450,000	—	1,228,995
Senior Vice President,	2012	500,000	—	—	—	400,000	—	900,000
Secretary and General	2011	336,500	—	652,100	—	268,000	—	1,256,600
Counsel
Christopher Curry	2013	500,000	250,000	460,050	—	—	—	1,210,050
Senior Executive Vice	2012	400,000	300,000	—	—	—	—	700,000
President of	2011	400,000	200,000	—	2,105,100	—	—	2,705,100
Development

(1)
The amounts reported in the "Stock Awards" column include the grant date fair values of the restricted stock (time-based vesting and performance-based vesting) awarded to our Named Executives in 2013. Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of restricted stock is calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for further information regarding equity awards under our Incentive Plan.

(2)
Reflects bonus amounts paid under our 2013 annual incentive compensation plan. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(3)
Represents the incremental cost of the personal use of the corporate aircraft.

 2013 Grants of Plan-Based Awards

        The following table provides information about equity and non-equity awards granted to the Named Executives in 2013.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (Time- based)
										All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)
											Exercise or Base of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target (#)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
David R. Weinreb	02/27/2013	500,000	1,000,000	1,500,000	(2)	—	—	—	—	—	—	—
Grant Herlitz	02/27/2013	375,000	750,000	1,125,000		—	—	—	—	—	—	—
	06/06/2013	—	—	—		2,274	—	9,098	—	—	—	469,275
	06/06/2013	—	—	—		—	—	—	9,097	—	—	925,802
Andrew Richardson	02/27/2013	300,000	500,000	700,000		—	—	—	—	—	—	—
	06/06/2013	—	—	—		1,213	—	4,852	—	—	—	250,266
	06/06/2013	—	—	—		—	—	—	4,852	—	—	493,788
Peter Riley	02/27/2013	200,000	300,000	400,000		—	—	—	—	—	—	—
	06/06/2013	—	—	—		455	—	1,820	—	—	—	93,876
	06/06/2013	—	—	—		—	—	—	1,819	—	—	185,120
Christopher Curry	06/06/2013	—	—	—		750	—	3,000	—	—	—	154,740
	06/06/2013	—	—	—		—	—	—	3,000	—	—	305,310

(1)
Estimated payouts under the Named Executive's employment agreement. The compensation committee determined that the Named Executives achieved the maximum level of performance in fiscal 2013 and determined to pay annual incentive bonuses in excess of the maximum amounts under the Named Executives' employment agreements. The annual incentive bonuses paid under the Incentive Plan are reported in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation heading. For more information, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(2)
On December 11, 2013 the compensation committee approved increases to the target percentage and maximum percentage of the annual incentive compensation for which Mr. Weinreb is eligible. Mr. Weinreb was awarded $3,000,000 in annual incentive compensation for achieving the maximum level of performance in 2013, an amount above the payout for maximum performance under his employment agreement. See "Compensation Discussion and Analysis—Annual Incentive Compensation" and the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(3)
Vesting of restricted stock (performance-based vesting) is based on TSR determined over a five-year period as set forth in the schedule below. TSR is calculated using the following formula: TSR = (Priceend-Pricebegin + Dividends / Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin. The vesting schedule under the Incentive Plan does not contemplate a single target threshold. The restricted stock (performance-based vesting) will vest as follows:

Total Shareholder Return	Vesting %
0.00% to 60.99%	0%
61.00% to 75.99%	25%
76.00% to 91.99%	50%
92.00% to 118.99%	75%
119.00%+	100%

        As set forth their employment agreements, each of Messrs. Weinreb, Herlitz, Richardson and Riley are eligible to receive an annual incentive compensation award based upon achievement of performance measures and objectives to be established by the compensation committee. The amount of the annual incentive compensation for achievement at the threshold level of performance is equal to 50% of the annual base salary for Messrs. Weinreb and Herlitz, 60% of the annual base salary for Mr. Richardson and 40% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement at the target level of performance is equal to 150% for Mr. Weinreb, 100% of the annual base salary for Messrs. Herlitz and Richardson and 60% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement at the maximum level of performance is equal to 200% of the annual base salary for Mr. Weinreb, 150% of the annual base salary for Mr. Herlitz, 140% of the annual base salary for Mr. Richardson and 80% of the annual base salary for Mr. Riley. In addition to the incentive compensation levels established under the Named

Executives (other than Mr. Curry) employment agreements, the compensation committee establishes incentive compensation performance goals and maximum payouts under the Incentive Plan, which maximum payouts may be higher than the maximum payouts under the Named Executives' employment agreements. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

        Mr. Curry is an at-will employee and his bonus was not awarded under the terms of an employment agreement or any other compensatory arrangement. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

Employment Agreements

        In November 2010, the Company entered into employment agreements in connection with hiring Mr. Weinreb as Chief Executive Officer of the Company and Mr. Herlitz as President of the Company. In February 2011, the Company entered into an employment agreement with Andrew Richardson in connection with hiring him as Chief Financial Officer of the Company. In April 2011, the Company entered into an employment agreement with Peter F. Riley in connection with hiring him as Senior Vice President, Secretary and General Counsel of the Company. Each of these employment agreements has a term of six years, unless terminated earlier. The agreements provide for an annual base salary of $1,000,000 for Mr. Weinreb, $750,000 for Mr. Herlitz, $500,000 for Mr. Richardson and $500,000 for Mr. Riley. Mr. Curry is an at-will employee and does not have an employment agreement with the Company.

        Under these agreements, if the Company terminates the employment of the executive without cause or the executive terminates his employment for good reason, in either case, in connection with or within 12 months following a change in control of the Company, the terminated executive will be entitled to receive:

  •
  an amount equal to three times (two times for Messrs. Richardson and Riley) the sum of his base salary and annual incentive compensation for target level performance for the year in which the termination occurs (the "Severance Payment");

  •
  an amount equal to his annual incentive compensation for the year in which the termination occurs, prorated for the number of days elapsed since the beginning of the year, based upon achievement of the applicable performance measures and objectives through the date of termination;

  •
  any unpaid base salary and accrued vacation through the date of termination; and

  •
  any other earned, but unpaid outstanding compensatory arrangements.

        Additionally, any outstanding equity awards held by the executive will immediately vest and become non-forfeitable.

        If an executive's employment is terminated under any other circumstances, the terminated executive will be entitled to receive the payments described above, other than the Severance Payment, except for Mr. Riley, who will be entitled to his Severance Payment if his employment is terminated other than for cause prior to the third anniversary of his employment with the Company.

        An executive is deemed to have been terminated without cause if the Board (excluding the executive if he is also a director) unanimously determines to terminate the executive for any reason other than:

  •
  conviction, plea of guilty or no contest to any felony;

  •
  gross negligence or willful misconduct in the performance of his duties;

  •
  drug addiction or habitual intoxication;

  •
  willful commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law or a material act of dishonesty against the Company;

  •
  material and continued breach of the employment agreement, after written notice for substantial performance is delivered by the Company;

  •
  willful material breach of Company policy or code of conduct; or

  •
  willful and continued failure to substantially perform his duties, other than as a result of the executive's incapacity due to physical or mental illness.

        An executive is deemed to have terminated his employment for good reason if his termination is based on the occurrence of any of the following events without the executive's consent:

  •
  a material diminution in his base compensation;

  •
  a material diminution in his authority, duties or responsibilities;

  •
  the executive no longer reports directly to the Chief Executive Officer or for Mr. Weinreb, the Board; or

  •
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

        Each of the executives has agreed during the term of employment and for 12 months after his date of termination not to engage in any business competitive with the Company or to solicit the Company's employees without the prior written consent of the Company.

Stock Awards

        In March 2011, the Company granted Mr. Richardson a one-time award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley a one-time award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's restricted shares vest in their entirety in March 2016 and Mr. Riley's restricted shares vest in their entirety in May 2016. For additional information, see "Compensation Discussion and Analysis—Long Term Incentive Compensation."

Option Awards

        In February 2011, the Company granted Mr. Curry an option to purchase 100,000 shares of common stock of the Company, which is generally not exercisable until January 1, 2017. The option granted to Mr. Curry was part of a larger grant of option awards to new hires and employees that assisted the Company with the spin-off.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and restricted stock by the named executives at December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Weinreb	—	—		—	—	—	—	—		—
Grant Herlitz
06/06/2013(1)	—	—		—	—	—	—	9,097		1,092,550
06/06/2013(2)	—	—		—	—	—	—	2,274		273,107
Andrew Richardson
06/06/2013(1)	—	—		—	—	—	—	4,852		582,725
06/06/2013(2)								1,213		145,681
03/28/2011	—	—		—	—	—	—	20,000	(4)	2,402,000	(5)
Peter Riley
06/06/2013(1)	—	—		—	—	—	—	1,819		218,462
06/06/2013(2)	—	—		—	—	—	—	455		54,646
05/02/2011	—	—		—	—	—	—	10,000	(4)	1,201,000	(5)
Christopher Curry
06/06/2013(1)	—	—		—	—	—	—	3,000		360,300
06/06/2013(2)	—	—		—	—	—	—	750		90,075
02/28/2011	—	100,000	(3)	57.77	02/28/2021	—	—	—		—

(1)
Reflects the total amount of restricted stock (time-based vesting) and the market value of such stock based on a per share price of $120.10, the closing price of our common stock on December 31, 2013.

(2)
Reflects the total amount of restricted stock (performance-based vesting) and the value of such stock that vest depending upon the attainment of specified levels of TSR. The amount and value of restricted stock (performance-based vesting) reported are based on achieving the threshold performance level. The market value of such stock is based on a per share price of $120.10, the closing price of our common stock on December 31, 2013. See Footnote 3 of the 2013 Grants of Plan-Based Awards table for information regarding the vesting of restricted stock (performance-based vesting).

(3)
Mr. Curry was granted an option to purchase 100,000 shares of common stock on February 28, 2011 which becomes exercisable on January 1, 2017. Upon death or permanent disability, the options will be deemed to vest at a rate of 20% per year and the vested options will be immediately exercisable. Any or all of the options may become immediately exercisable upon retirement in the sole discretion of the Chief Executive Officer of the Company.

(4)
These restricted shares granted to Messrs. Richardson and Riley cliff vest on March 28, 2016 and May 2, 2016, respectively.

(5)
The market value of the restricted stock is based on a per share price of $120.10, the closing price of our common stock on December 31, 2013.

2013 Option Exercises and Stock Vested

        None of the Named Executives exercised any options or had any restricted stock that vested during 2013.

Potential Payments Upon Termination or Change in Control

        The following table summarizes the compensation and other benefits that would have become payable to the Named Executives (excluding Mr. Curry) assuming their employment had terminated on December 31, 2013, given the executive officer's base salary as of that date. In addition, the following table summarizes the compensation that would become payable to each of the Named Executives (excluding Mr. Curry) assuming that a change in control of the Company had occurred on December 31, 2013.

        In reviewing the table, please note the following:

  •
  the amounts shown are the benefits payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley. For additional information regarding these employment agreements, see "Employment Agreements."

  •
  the cash severance payments payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley include annual incentive compensation. In fiscal 2013, the compensation committee determined that each of Messrs. Weinreb, Herlitz, Richardson and Riley achieved the maximum level of performance. For additional information regarding these annual incentive compensation see "Annual Incentive Compensation Plan" and "Employment Agreements."

	Cash Severance ($)	Acceleration of Equity Awards ($)	Total ($)
David. R. Weinreb
Termination for any reason not in connection with a change in control	3,000,000	—	3,000,000
Termination without cause or for good reason in connection with a change in control	10,500,000	—	10,500,000
Grant Herlitz
Termination for any reason not in connection with a change in control	1,875,000	—	1,875,000
Termination without cause or for good reason in connection with a change in control	6,375,000	2,185,220	8,560,220
Andrew C. Richardson
Termination for any reason not in connection with a change in control	1,200,000	—	1,200,000
Termination without cause or for good reason in connection with a change in control	3,200,000	3,567,450	6,767,450
Peter F. Riley
Termination for any reason not in connection with a change in control	900,000	—	900,000
Termination without cause or for good reason in connection with a change in control	2,500,000	1,638,044	4,138,044

EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2013, the Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2013 regarding the Company's existing plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	965,440	64.57	3,543,235

(1)
Reflects stock option and restricted stock grants under the Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2014 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by November 28, 2014, and otherwise comply with all requirements of the SEC for stockholder proposals.

        If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the annual meeting of stockholders, you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days (January 14, 2015) nor later than 90 days prior (February 13, 2015) to the first anniversary date of the preceding year's annual meeting. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's by-laws. A copy of the Company's by-laws is available upon request from the Company's Corporate Secretary.

 DIRECTIONS TO ANNUAL MEETING

The Westin Galleria Dallas
13340 Dallas Parkway
Dallas, Texas 75240

From Dallas Love Field Airport

  •
  On exiting the airport, turn left onto W. Mockingbird Lane.

  •
  Follow Mockingbird Ln. for approximately 1.5 miles.

  •
  Turn left at the Dallas North Tollway.

  •
  After about six miles on the Tollway, take the Galleria Road/Alpha Road Exit.

  •
  Remaining on the service road, cross over the highway.

  •
  The hotel will be on your right.

  Approximately 9 miles/15 minutes

From East

  •
  Take Interstate 635 West to the Galleria/Dallas Parkway Exit.

  •
  Turn right onto Dallas Parkway.

  •
  The hotel is immediately on the right.

From Dallas/Fort Worth International Airport

  •
  Follow the north exit out of the airport, merging onto Texas State Highway 97 Spur (tollway).

  •
  Pay toll to leave airport property.

  •
  Exit onto Highway 635 East/LBJ Freeway.

  •
  Take Exit 22D for Dallas Parkway.

  •
  Merge onto the highway service road.

  •
  Turn left at Dallas Parkway and follow over the highway bridge.

  •
  The hotel will be on your right.

  Approximately 18 miles/20 minutes

From North

  •
  Take Interstate 75 South to Interstate 635 West.

  •
  Take the Galleria/Dallas Parkway Exit.

  •
  Turn right onto Dallas Parkway.

  •
  The hotel is immediately on the right.

 OTHER MATTERS

        The board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter R. Riley Senior Vice President, Secretary and General Counsel
Dallas, Texas March 28, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000205032_1 R1.0.0.51160 THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22nd Floor DALLAS, TX 75240 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 William Ackman 02 Adam Flatto 03 Jeffrey Furber 04 Gary Krow 05 Allen Model 06 R. Scot Sellers 07 Steven Shepsman 08 Burton M. Tansky 09 Mary Ann Tighe 10 David R. Weinreb The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Advisory vote to approve named executive officer compensation. 3 The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000205032_2 R1.0.0.51160 Annual Meeting of Stockholders The Westin Galleria Dallas 13340 Dallas Parkway, Dallas, Texas 75240 Wednesday, May 14, 2014 Meeting begins promptly at 9:00 a.m. local time Please plan to arrive early as there will be no admission after the meeting begins To attend the meeting, please present this admission ticket and photo identification at the registration desk upon arrival Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 14, 2014 9:00 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Grant D. Herlitz and Peter F. Riley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., local time, on Wednesday, May 14, 2014, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy authorizes Grant D. Herlitz and Peter F. Riley to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side